UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 8, 2016

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 8, 2016, First Mid-Illinois Bancshares, Inc. (the “Company”) completed its acquisition of First Clover Leaf Financial Corp., a Maryland corporation (“First Clover Leaf”) through the merger of First Clover Leaf with and into the Company, with the Company as the surviving corporation (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of April 26, 2016 (as amended, the “Merger Agreement”), between the Company and First Clover Leaf.
At the effective time of the Merger, 25% of the shares of First Clover Leaf common stock issued and outstanding immediately prior to the effective time of the Merger converted into the right to receive $12.87 per share, for an approximate aggregate total of $22,545,000, and 75% of the shares of First Clover Leaf common stock issued and outstanding immediately prior to the effective time of the Merger converted into the right to receive 0.495 shares of the Company’s common stock, par value $4.00 per share, for an approximate aggregate total of 2,600,616 shares of the Company’s common stock. Cash in lieu of fractional shares of Company common stock were issued in connection with the Merger. The Company recognized approximately $785,000 of costs, pre-tax, related to completion of the during the first nine months of 2016. These acquisition costs are included in other expense in the statement of income of the Company and are not reflected in the financial statements filed herewith.
This Form 8-K/A amends the Form 8-K the Company filed on September 8, 2016 to provide the financial statements and pro forma financial information required by Items 9.01 (a) and 9.01 (b), respectively.

The purchase was accounted for under the acquisition method in accordance with Accounting Standards Codification 805, “Business Combinations, (“ASC 805”)” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands).

September 8, 2016	Acquired Book Value	Fair Value Adjustments	As Recorded by First Clover Leaf Bank
Assets
Cash	$59,320	$—	$59,320
Securities	109,911	(737)	109,174
Loans, net	448,668	(10,403)	438,265
Allowance for loan losses	(6,928)	6,928	—
Other real estate owned	2,741	(754)	1,987
Premises and equipment	9,618	1,963	11,581
Goodwill	11,385	5,400	16,785
Core deposit intangible	99	4,561	4,660
Other assets	23,974	3,159	27,133
Total assets acquired	$658,788	$10,117	$668,905

Liabilities
Deposits	$534,692	$1,994	$536,686
Securities sold under agreements to repurchase	23,263	—	23,263
FHLB advances	15,000	113	15,113
Subordinated debentures	4,000	(731)	3,269
Other liabilities	2,103	—	2,103
Total liabilities assumed	579,058	1,376	580,434
Net assets acquired	$79,730	$8,741	$88,471

Consideration Paid
Cash			$22,545
Common stock			65,926
Total consideration paid			$88,471

Of the $10,403,000 difference between the fair value and acquired value of the purchased loans, $8,400,000 is being accreted to interest income over the remaining term of the loans. The differences between the fair value and acquired value of the assumed time deposits, FHLB advances and subordinated debentures is being amortized to interest expense over the remaining term of the liabilities. The core deposit intangible asset, with a fair value of $4,660,000, will be amortized on an accelerated basis over its estimated life of ten years.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The consolidated financial statements of First Clover Leaf as of and for the years ended December 31, 2015 and 2014, the accompanying notes thereto and the related Report of the Independent Registered Public Accounting Firm, filed on Form 10-K, are filed as Exhibit 99.1 and incorporated herein by reference.

The unaudited consolidated financial statements of First Clover Leaf as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 and the accompanying notes thereto, filed on Form 10-Q, are filed as Exhibit 99.2 and incorporated herein by reference.

(b)    Pro Forma Financial Information (unaudited).

The unaudited pro forma condensed combined financial statements of the Company and First Clover Leaf as of and for the year ended December 31, 2015 and for the six months ended June 30, 2016, are filed as Exhibit 99.3 and incorporated herein by reference.

(d)    Exhibits.

2.1
Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated April 26, 2016 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated April 26, 2016)

2.2
First Amendment to Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated as of June 6, 2016 (incorporated by reference to Exhibit 2.2 to Quarterly Report on Form 10-Q filed August 5, 2016)

23.1	Consent of Crowe Horwath LLP (filed herewith)
99.1
Audit consolidated financial statements of First Clover Leaf Financial Corp. as of and for the years ended December 31, 2015 and 2014, as well as the accompanying notes thereto and the related Report of the Independent Registered Public Accounting Firm (incorporated herein by reference to First Clover Leaf's Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 000-50820))

99.2
Unaudited consolidated financial statements of First Clover Leaf Financial Corp. as of June 30, 2016 and for the six months ended June 30, 2016 and 2015, as well as the accompanying notes thereto (incorporated herein by reference to First Clover Leaf's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (File No. 000-50820))

99.3	Unaudited pro forma condensed combined financial statements (filed herewith)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: November 17, 2016
By:
Michael L. Taylor
Senior Executive Vice President and Chief Financial Officer